UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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UAP HOLDING CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 9, 2006

Dear Stockholders:

It is my pleasure to invite you to the webcast of UAP Holding Corp.’s second Annual Meeting of Stockholders. We will hold this meeting on Tuesday, July 11, 2006, at 2:00 p.m. Mountain Time via the Internet at www.uap.com. At this meeting, your votes will be tabulated on the election of two Directors and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Enclosed you will find a notice of Annual Meeting and Proxy Statement that contains further information about the agenda items and the meeting, a copy of our fiscal 2006 Annual Report on Form 10-K, and a proxy card.

Your vote is important to us and our business. I encourage you to sign and return the proxy card in order for your shares to be represented and voted at the meeting.

Sincerely,

/s/ L. Kenneth Cordell
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on July 11, 2006

To the holders of UAP Holding Corp. common stock:

The second Annual Meeting of the Stockholders of UAP Holding Corp. will be held on Tuesday, July 11, 2006, at 2:00 p.m. Mountain Time via the Internet at www.uap.com. The purposes of the meeting are to:

1.	Elect two Directors to serve until the Annual Meeting of Stockholders in 2009;

2.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2007; and

3.	Transact such other business as may properly come before the meeting and any postponements or adjournment thereof.

Only stockholders of record of UAP Holding Corp. as of the close of business on June 6, 2006, are entitled to vote. You are cordially invited to listen to the meeting via webcast. If your shares are held of record by a broker, bank, or other nominee and you wish to vote your shares during the meeting, you must obtain a proxy issued in your name from such broker, bank, or other nominee and complete, date, sign, and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting.

IMPORTANT

We urge you to sign, date, mark, and return the enclosed proxy at your earliest convenience. This will ensure the presence of a quorum for the meeting. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose.

By Order of the Board of Directors

/s/ Todd A. Suko
Todd A. Suko
Vice President, General Counsel and Secretary

June 9, 2006

7251 West 4th Street

Greeley, Colorado 80634

PROXY STATEMENT FOR 2006 ANNUAL MEETING OF STOCKHOLDERS

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of UAP Holding Corp. of proxies to be voted during our Annual Meeting of Stockholders, to be held on Tuesday, July 11, 2006, via the Internet at www.uap.com, and at any meeting following postponement or adjournment of such annual meeting (the “Annual Meeting”).

Unless the context requires otherwise, references in this statement to “UAP,” the “Company,” “we,” “us,” or “our” refer to UAP Holding Corp. and its consolidated subsidiaries. We operate on a 52- or 53-week year. Our fiscal year 2006 ended on February 26, 2006, and contained 52 weeks. Fiscal years are identified in this Proxy Statement according to the calendar year in which they ended. For example, the fiscal year ended February 26, 2006, is referred to herein as “fiscal 2006.”

You are invited join the meeting, which will be held as an audio only webcast via the Internet at www.uap.com, which will begin at 2:00 p.m. Mountain Time. If you plan to vote your shares which are held in “street name” – which means in an account with a bank, broker, or other nominee – you must obtain a proxy issued in your name from such broker, bank, or other nominee and complete, date, sign, and return the proxy as promptly as possible in order to ensure your representation at the meeting.

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended February 26, 2006 (the “2006 Annual Report”), along with the proxy card and voting instructions, are being mailed to stockholders on or about June 16, 2006.

You can vote your shares by completing and returning the proxy card or, if you hold shares in “street name,” the voting form provided by the broker, bank, or other nominee. A returned signed proxy card without an indication of how your shares should be voted will be voted FOR the election of Directors and FOR the ratification of the Deloitte & Touche LLP as our independent registered public accounting firm as described on the Proxy.

Our corporate by-laws define a quorum as a majority of the issued and outstanding voting stock present in person or represented by proxy. They do not allow for cumulative voting. The two nominees who receive the most votes will be elected. A simple majority of votes by proxy is required to ratify the appointment of the Independent Registered Public Accounting Firm.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I receive this proxy statement?

The Board is soliciting your proxy to vote at the Annual Meeting because you were a stockholder of record at the close of business on June 6, 2006, and are entitled to vote at the meeting.

The proxy statement and our 2006 Annual Report, along with a proxy card and voting instructions, are being mailed to stockholders on or about June 16, 2006. The proxy statement summarizes the information you need to know to vote your shares during the Annual Meeting. You are invited to attend the Annual Meeting, which will be held as an audio only webcast, and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the online Annual Meeting to vote your shares.

Why are you holding the annual meeting through the Internet only as opposed to holding a physical annual meeting like in past years?

In recent years, updates in the law and the advancement of the Internet and related interactive technologies have allowed us to hold our annual meetings online. Holding our Annual Meeting as an online webcast rather than as a physical meeting allows stockholders who do not live near our headquarters to attend the Annual Meeting without incurring travel costs. We believe that this will enable greater participation at our annual meetings. Moreover, holding an online meeting instead of a physical meeting will enable us to control the costs associated with our Annual Meeting. Additionally, holding an online meeting will allow stockholders who are unable to attend the meeting to listen to a replay, as noted below.

How can I attend the annual meeting?

To access the live webcast of the Annual Meeting, go to the investor relations page on our website, www.uap.com, at least 15 to 20 minutes prior to the start time to register. Click on the link to the Annual Meeting audio only webcast on that page and a script will take you through the steps necessary to access the webcast. Please note that information on our website, other than our proxy statement, form of proxy, and 2006 Annual Report, is not part of the proxy soliciting materials, is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Will I be able to listen to a replay of the Annual Meeting if I can’t attend?

We will retain an audio only replay of the meeting and will post it on our investor relations page at our website www.uap.com for one week after the meeting.

If the Annual Meeting is webcast only, how will I be able to I ask questions during the meeting?

Stockholders may submit a question for discussion during the Annual Meeting by sending an email via the on-line link provided during the webcast or by faxing a question to (970) 347-1560 by 5:00 p.m. Mountain Time on Monday, July 10, 2006. The number of questions that we will be able to address during the meeting may be limited.

Who can vote during the Annual Meeting?

Only stockholders of record at the close of business on June 6, 2006, will be entitled to vote during the Annual Meeting.

On the record date, there were 50,967,958 shares of Common Stock entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on June 6, 2006, your shares were registered directly in your name with our transfer agent, Mellon Investor Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote by proxy. We urge you to mark, sign, and date your proxy card and return the proxy card in the postage-paid envelope provided to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or other nominee

If on June 6, 2006, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting during the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account by proxy by requesting and obtaining a valid proxy card from your broker, bank, or other nominee and by completing, dating, signing, and returning the proxy as promptly as possible.

What proposals will be voted on at the Annual Meeting?

•	The election of two directors: Stan Parker and William H. Schumann III; and

•	The ratification of the appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for fiscal 2007.

The Board recommends a vote FOR each of the nominees to the Board and FOR the ratification of the Deloitte & Touche LLP as our independent registered public accounting firm.

What method can I use to vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote by proxy using the enclosed proxy card. We urge you to vote by proxy to ensure your vote is counted.

•	To vote using the proxy card, simply mark, sign, and date your proxy card and return it promptly in the postage-paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank, or other nominee

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from UAP. Simply mark, sign, and date your proxy card and return it in the postage-paid envelope provided to ensure that your vote is counted.

Follow the instructions from your broker, bank, or other nominee included with these proxy materials, or contact your broker, bank, or other nominee to request a proxy card.

How can I revoke my proxy?

You can revoke your proxy prior to completion of voting during the meeting by:

•	giving written notice of your revocation to the Office of the Secretary of the Company at 7251 W. 4th Street, Greeley, CO 80634, Attention Todd A. Suko, Secretary; or

•	delivering a later-dated proxy

Who will count the vote?

An independent representative of Mellon Investor Services will tabulate the proxies and be the independent inspector of elections to certify the results.

What is the quorum requirement?

A quorum is required to hold a valid meeting. A quorum will be present if at least a majority of the shares entitled to vote are represented by proxy at the meeting, or 25,483,980 shares.

How many votes are needed to approve each proposal?

For the election of two directors, the two directors with the most “FOR” votes among votes properly cast will be elected. Broker non-votes will have no effect.

For the ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for fiscal 2007, the majority of the shares represented by proxy must vote FOR the proposal. Abstentions and broker non-votes will have no effect.

When are stockholder proposals due for the 2007 annual meeting of stockholders?

In order to be considered for inclusion in next year’s proxy statement, stockholder proposals must be submitted in writing to the Company’s Secretary, Todd A. Suko, UAP Holding Corp., 7251 W. 4th Street, Greeley, CO 80634 and received by no later than February 16, 2007. Similarly, in order for a stockholder proposal to be raised from the floor during next year’s annual meeting of stockholders, written notice must be received by the Company no later than April 12, 2007, and no earlier than March 13, 2007, and shall contain the information required by our by-laws. You may contact Todd A. Suko at the above described address for a copy of the relevant provisions of our by-laws regarding the requirements for making stockholder proposals and nominating director candidates.

How much will this proxy solicitation cost?

The Company bears all of the expenses incurred in connection with the solicitation of proxies, including costs incurred by brokers, fiduciaries, and custodians in forwarding proxy materials to beneficial owners of common stock held in their name. We expect the total costs to be approximately $2,500. Promptly signing, dating, marking, and returning the proxy will save the Company the expense and effort of additional solicitation.

Does the Company have a policy about directors’ attendance at annual meetings of stockholders?

The Company does not have a policy about directors’ attendance at annual meetings of stockholders.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

Our certificate of incorporation and by-laws provide that (i) our Board be divided into three (3) classes of directors: Class I directors serve a term expiring at the annual meeting of stockholders held in 2008, Class II directors serve a term expiring at the 2006 Annual Meeting, and Class III directors serve a term expiring at the annual meeting of stockholders held in 2007, (ii) vacancies on the Board may be filled only by the Board, and (iii) a director elected to fill a vacancy shall hold office until the next election for the class for which such director shall have been chosen and until such director’s successor is elected and qualified.

Our Board is presently composed of seven (7) members, plus one Class II vacancy created by the resignation of Robert Katz. Two of three Class II directors are to be elected by stockholders at the Annual Meeting. The Board has recommended as nominees for election Stan Parker and William H. Schumann III (each currently serving as a Class II director). If elected at the Annual Meeting, each of the nominees would serve until the annual meeting of stockholders held in 2009 and until his successor is elected and qualified, or until such director’s earlier death, resignation, or removal. Because the Nominating and Governance Committee of the Board remains in the process of seeking potential candidates for the Class II vacancy created by Mr. Katz’s resignation, we have fewer nominees named than the number of Class II directors. The Board expects to fill the Class II vacancy created by Mr. Katz’ resignation as soon as practicable after a suitable replacement candidate has been identified and approved. Proxies cannot be voted for a greater number of persons than the two named nominees.

Directors are elected by a plurality of the votes represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of a substitute nominee proposed by management. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

Information on the Nominees for Election for Three-Year Terms Expiring at the Fiscal 2009 Annual Meeting of Stockholders

Set forth below is biographical information for each person nominated for election to the Board at the Annual Meeting.

Stan Parker has been a director of UAP Holding Corp. since March 2004 and a director of United Agri Products, Inc. since April 2004. Mr. Parker has also been employed with Apollo Management, L.P. since 2000. From 1998 to 2000, Mr. Parker was employed by Salomon Smith Barney, Inc. Mr. Parker is also a director of AMC Entertainment Inc. and Affinion Group Inc.

William H. Schumann, III has been a director of UAP Holding Corp. and United Agri Products, Inc. since January 2005. He has served as Senior Vice President and Chief Financial Officer of FMC Technologies, Inc. since February 2001. Mr. Schumann joined FMC Corporation (the predecessor of FMC Technologies, Inc.) in 1981 as Director of Pension Investments. He served in a variety of finance and line roles at FMC Corporation, including Director of Investor Relations, Treasurer, General Manager of Agricultural Products, Vice President of Corporate Development, and Senior Vice President and CFO. Mr. Schumann also serves on the Board of Directors of Great Lakes Advisors, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF STAN PARKER AND WILLIAM H. SCHUMANN III.

Directors

The following table sets forth the names and positions of our current directors (including those up for re-election to the Board), as well as their ages as of May 31, 2006:

Name	Age	Position
L. Kenneth Cordell	48	President, Chief Executive Officer and Director
Joshua J. Harris	41	Director
Marc E. Becker	33	Director
Stan Parker	30	Director (up for re-election to the Board)
Carl J. Rickertsen	46	Director
Thomas R. Miklich	59	Director
William H. Schumann III	55	Director (up for re-election to the Board)

Information on the Continuing Directors

Set forth below is biographical information for each person whose term of office as director will continue after the Annual Meeting.

L. Kenneth Cordell has been the President and a director of UAP Holding Corp. and United Agri Products, Inc. since the closing of the Acquisition on November 24, 2003, and became the Chief Executive Officer of United Agri Products, Inc. in December 2003 and of UAP Holding Corp. in January 2004. He joined UAP in 2001 and was promoted to President and Chief Operating Officer in February 2002. Prior to joining UAP, Mr. Cordell worked for FMC Agricultural Products Group from 1992 to 2001, serving most recently as Director of the North American Agricultural Products Group. Mr. Cordell also held various positions in the agricultural units of BASF (1989 to 1992) and Rohm & Haas (1979 to 1989).

Joshua J. Harris has been a director of UAP Holding Corp. and United Agri Products, Inc. since the closing of the Acquisition on November 24, 2003. Mr. Harris has been a founding senior partner of Apollo Management, L.P. since 1990. Prior to that time, Mr. Harris was a member of the Mergers and Acquisitions department of Drexel Burnham Lambert Incorporated. Mr. Harris is also a director of Quality Distribution, Inc., Nalco Corporation, Hexion Specialty Chemicals, Inc., Allied Waste Industries Inc., Covalence Specialty Materials Corp., and Metals USA, Inc.

Marc E. Becker has been a director of UAP Holding Corp. and United Agri Products, Inc. since the closing of the Acquisition on November 24, 2003. Mr. Becker has also been employed with Apollo Management, L.P. since 1996 and has served as an officer of certain affiliates of Apollo since 1999. Prior to that time, Mr. Becker was employed by Smith Barney Inc. within its Investment Banking division. Mr. Becker serves on several boards of directors including National Financial Partners Corp., Quality Distribution, Inc., Affinion Group Inc., and Metals USA, Inc.

Carl J. Rickertsen has been a director of UAP Holding Corp. since March 2004 and a director of United Agri Products, Inc. since April 2004. Mr. Rickertsen has been the managing partner of Pine Creek Partners since January 2004. Prior to that time, Mr. Rickertsen was the Chief Operating Officer and a Partner of Thayer Capital Partners and a General Partner at Hancock Park Associates. Mr. Rickertsen is also a director of MicroStrategy Incorporated, Convera Corporation, and Homeland Security Capital Corp.

Thomas R. Miklich has been a director of UAP Holding Corp. since March 2004 and a director of United Agri Products, Inc. since April 2004. Mr. Miklich has been the Chief Financial Officer of Titan Technology Partners, Inc. since October 2005. Mr. Miklich was the Chief Financial Officer of OM Group, Inc. from May 2002 to April 2004. Prior to that time, Mr. Miklich was the Chief Financial Officer and General Counsel of Invacare Corporation. Mr. Miklich is also a director of Quality Distribution, Inc. and Titan Technology Partners, Inc.

Independence of Directors

The board of directors has determined that Messrs. Harris, Becker, Parker, Miklich, Rickertsen, and Schumann meet the applicable NASDAQ Stock Market listing standards regarding director independence, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment in carrying out the responsibilities of being a director. There are no family relationships among any of our directors or executive officers.

COMMITTEES OF THE BOARD OF DIRECTORS

Our board of directors currently has an audit committee, a compensation committee, and a nominating and governance committee.

Audit Committee. The current members of the audit committee are Messrs. Rickertsen, Miklich, and Schumann. All of the members of our audit committee qualify as independent directors under the applicable listing standards of the NASDAQ Stock Market and the SEC’s rules and regulations. In addition, our board of directors has determined that Mr. Miklich is an “audit committee financial expert” as defined by Securities and Exchange Commission rules.

The principal duties and responsibilities of our audit committee are as follows:

•	to monitor our financial reporting process and internal control system;

•	to appoint and replace our independent registered public accounting firm from time to time, determine their compensation and other terms of engagement, and oversee their work;

•	to oversee the performance of our internal audit function; and

•	to oversee our compliance with legal, ethical, and regulatory matters.

The audit committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Compensation Committee. The current members of the compensation committee are Messrs. Harris and Rickertsen. All members of our compensation committee qualify as independent directors under the applicable listing standards of the NASDAQ Stock Market.

The principal duties and responsibilities of the compensation committee are as follows:

•	to provide oversight on the development and implementation of the compensation policies, strategies, plans, and programs for our key employees and outside directors and disclosure relating to these matters;

•	to review and approve the compensation of our chief executive officer and the other executive officers of us and our subsidiaries; and

•	to provide oversight concerning selection of officers, management succession planning, performance of individual executives, and related matters.

Nominating and Governance Committee. The current members of the nominating and governance committee are Messrs. Harris, Becker, and Miklich. All of the members of our nominating and governance committee qualify as independent directors under the applicable listing standards of the NASDAQ Stock Market. The principal duties and responsibilities of the nominating and governance committee will be as follows:

•	to establish criteria for board and committee membership and recommend to our board of directors proposed nominees for election to the board of directors and for membership on committees of the board of directors;

•	to make recommendations regarding proposals submitted by our stockholders; and

•	to make recommendations to our board of directors regarding board governance matters and practices.

BOARD AND COMMITTEE MEETINGS

The Board has three standing committees: audit committee; compensation committee; and nominating and governance committee. All three committees are comprised of independent directors. The Board held five (5) regularly-scheduled and three (3) special meetings during fiscal 2006. The audit committee met eleven (11) times during fiscal 2006. The compensation committee met one (1) time during fiscal 2006. The nominating and governance committee met one (1) time during fiscal 2006. Our codes of conduct and the charters of each committee of the Board may be viewed at www.uap.com.

DIRECTOR NOMINATION PROCEDURES

As provided in its charter, the nominating and governance committee may select, or make recommendations to the full Board of Directors for the selection of, nominees for director. All members of the Company’s nominating and governance committee and, except for Mr. Cordell, all members of our Board of Directors are independent (as independence is defined in

Rule 4200(a)(15) of the Nasdaq Rules). As required by the Nasdaq Rules, a majority of independent directors approved the selection of each nominee for director named in this proxy statement.

Generally, nominees for director are identified and suggested by the members of the Board or management using their business networks. Recently, the Board and the nominating and governance committee have retained an executive search firm to identify director candidates. In recommending and selecting a nominee for director, the nominating and governance committee and the Board consider the following criteria:

1.	whether the nominee would be “independent” (as independence is defined in Rule 4200(a)(15) of the Nasdaq Rules), would meet the heightened independence requirements of Nasdaq Rule 4350(d)(2) and SEC Rule 10A-3(b)(1) for service on the Audit Committee, and would not have a relationship, which in the opinion of the Board, would interfere with exercise of independent judgment in carrying out the responsibilities of a director;

2.	whether the nominee has the personal attributes for successful service on the Board, such as demonstrated character and integrity; experience at a strategy/policy setting level; high-level managerial experience in a relatively complex organization, or experience dealing with complex problems; an ability to work effectively with others; and sufficient time to devote to the affairs of the Company;

3.	whether the nominee would be considered to have “financial sophistication” as described in applicable Nasdaq Rules, or to be an “audit committee financial expert” as described in SEC regulations;

4.	whether the nominee has been the chief executive officer or senior executive of a public company or a leader of a major complex organization, including industry groups or governmental organizations;

5.	in recognition of the Company’s strategy to leverage its diverse portfolio of transportation services, whether the nominee has senior level experience in providing or buying transportation services in one or more segments of the transportation industry, including those segments in which the Company engages or proposes to engage;

6.	whether the nominee, by virtue of particular experience, technical expertise or specialized skills, or contacts relevant to the Company’s current or future business, will add specific value as a Board member;

7.	whether the nominee possesses such knowledge, experience, skills, expertise, and diversity so as to enhance the Board’s ability to manage and direct the affairs and business of the Company;

8.	whether any nominee who is an existing director continues to be suitable for continued service; and

9.	whether there are any other factors related to the ability and willingness of a new nominee to serve, or an existing Board member to continue his/her service.

The Board and the nominating and governance committee have not established any specific minimum qualifications that a candidate for director must meet in order to be recommended for Board membership. Rather the Board and the nominating and governance committee evaluate the mix of skills and experience that the candidate offers, consider how a given candidate meets the Board’s current expectations with respect to each such criterion, and make a determination regarding whether a candidate should be recommended to the stockholders for election as a director.

The Company will consider nominees for director suggested by stockholders who meet the requirements and procedures discussed below and will evaluate any potential nominee using the same standards it uses to evaluate candidates identified by Board members, executive search firms, or management.

The Company’s Amended and Restated Bylaws, adopted on November 17, 2004, establish deadlines and procedures that a stockholder must follow to nominate a director. The Board and the nominating and governance committee have not amended those procedures. A person must be a stockholder of record entitled to vote in the election of directors generally at the meeting on the date that such person gives notice of the nomination for director. The stockholder must give written notice of the nomination, either by personal delivery or by United States mail, postage prepaid, and such notice must be received by the Company’s Secretary at its principal executive offices not less than 90 days nor more than 120 days prior to the anniversary of the date on which the prior year’s notice of annual meeting was provided. If the Company did not hold an annual meeting the previous year, or if the date of the annual meeting has been changed to be more than 20 calendar days earlier than or 70 calendar days after that anniversary, then, in order to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not more than 120 calendar days before the actual meeting date nor later than the later of 90 days before the date of such annual meeting or the 10th day after the date on which public announcement of such annual meeting is first made.

A stockholder’s notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, and that such shares have been held for the period required by any applicable law, (iii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

The Company has a process for stockholders to communicate with the directors. For more information, please see the investor relations section of our website at www.uap.com. Other information contained on our website does not constitute a part of this proxy statement.

DIRECTOR COMPENSATION

Compensation for our directors who are not also employed by us is $10,000 per director per quarter and $2,000 per director for attending meetings of the Board in person ($1,000 if by telephone) and $2,000 per director for attending committee meetings of the board of directors in person ($1,000 if by telephone).

Such payment is in consideration for services performed on both UAP Holding Corp.’s and United Agri Products, Inc.’s boards of directors.

Our directors who are not also employed by us are eligible to participate in our Directors Deferred Compensation Program. Under the program, an eligible director may elect to defer payment of all or a portion of the director’s cash retainer and meeting fees for services on our boards of directors. Deferred amounts are denominated in “stock units” credited to a deferral account maintained in the name of each participating director under the program. Each stock unit is deemed for bookkeeping purposes to be equivalent to one outstanding share of our common stock. Stock units will accrue dividend equivalents if and as we declare dividends on our common stock generally. Dividend equivalents will be credited in the form of additional stock units. A director’s stock units will be paid in an equal number of shares of our common stock, or cash of equivalent value at the time of payment, upon or promptly following the date the director ceases to be a member of our Board. A director may elect an earlier distribution due to a severe financial hardship in certain circumstances.

We also may, from time to time, grant equity-based incentives to one or more of our directors under our 2004 Long-Term Incentive Plan, including deferred stock awards granted in the form of stock units credited under our Directors Deferred Compensation Program. We did not grant any such equity-based awards in fiscal 2006 to our directors who are not also employed by us.

REPORT OF THE AUDIT COMMITTEE

The audit committee reviews the Company’s financial reporting process on behalf of our Board. Management is responsible for our internal controls, the financial reporting process, and the preparation of our consolidated financial statements. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on the financial statements.

In this context, the audit committee has met and held discussions with management and Deloitte & Touche LLP, the Company’s independent auditors. Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The audit committee meets with management and the independent auditors together and individually, as required, at each meeting. The audit committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as modified or supplemented. The committee also reviewed, and discussed with management and Deloitte & Touche LLP, management’s report and Deloitte & Touche LLP’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

In addition, the audit committee has discussed with the independent auditors, the accountants’ independence from the Company and its management, and has received the written disclosures and letter required by the Independence Standards Board’s Standard No. 1 (Independence Discussion With Audit Committees).

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board, and the Board approved, that the fiscal 2006 audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 26, 2006, for filing with the SEC.

The audit committee also reviewed and approved three engagement proposals from Deloitte & Touche LLP for audit, review, and tax consulting services. The audit committee concluded that Deloitte & Touche LLP’s non-audit services to the Company and its affiliates is compatible with Deloitte & Touche LLP’s independence.

THE AUDIT COMMITTEE

Thomas R. Miklich
Carl J. Rickertsen
William H. Schumann III

*	The report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

EXECUTIVE COMPENSATION

We have established executive compensation plans that link compensation with the performance of our company. We will continually review our executive compensation programs to ensure that they are competitive.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the four other most highly compensated executive officers of UAP Holding Corp. who served in such capacities as of February 26, 2006, for services rendered during the fiscal year that ended on that date (the “named executive officers”).

		Annual Compensation					Long-Term Compensation— Restricted and Deferred Common Stock Awards			All Other Compensation
Name and Principal Position	Year	Salary		Bonus
L. Kenneth Cordell President and Chief Executive Officer	2006 2005 2004	$ $ $	482,692 363,462 350,000	$ $ $	200,487 400,000 500,000	(1)	$ $ $	0 0 1,300,000	(3)	$ $ $	9,322 7,455 727,734	(2) (2) (4)

Bryan S. Wilson President, Distribution	2006 2005 2004	$ $ $	316,346 259,615 250,000	$ $ $	175,225 300,000 375,000	(1)	$ $ $	0 0 800,000	(3)	$ $ $	8,861 7,911 449,530	(2) (2) (5)

David W. Bullock Executive Vice President and Chief Financial Officer	2006 2005 2004	$ $ $	323,846 207,692 200,000	$ $ $	110,187 300,000 375,000	(1)	$ $ $	0 0 800,000	(3)	$ $ $	9,260 7,969 11,029	(2) (2) (6)

Dave Tretter Executive Vice President, Procurement	2006 2005 2004	$ $ $	268,462 186,923 180,000	$ $ $	155,337 276,000 345,000	(1)	$ $ $	199,250 0 500,000	(7) (3)	$ $ $	9,014 8,190 447,291	(2) (8) (9)

Kevin Howard Executive Vice President, Products Company	2006 2005 2004	$ $ $	303,846 183,846 15,385	$ $ $	105,350 276,000 20,000	(1)	$ $ $	298,875 50,000 0	(7) (3)	$ $ $	7,425 15,000 185	(2) (10) (2)

(1)	The 2006 bonus is being paid in shares of restricted stock units which vest ratably over three years on the anniversary of the grant date of April 8, 2006. The number of stock units awarded to Messrs. Cordell, Wilson, Bullock, Tretter and Howard are 9,325, 8,150, 5,125, 7,225, and 4,900 respectively. These units are available under UAP Holding Corp.’s 2004 Long-Term Incentive Plan.

(2)	Consists of a company employer matching contribution to UAP Holding Corp.’s retirement (401(k)) plan.

(3)	Messrs. Cordell, Wilson, Bullock, Tretter, and Howard currently hold 180,276, 113,434, 113,434, 72,518 and 8,063 deferred shares of common stock, respectively. The value set forth above with respect to each such grant represents the number of deferred shares multiplied by the approximate value of a share of our common stock as of the date of grant of the award. Each deferred share carries dividend equivalent rights, and if and when payable in accordance with the terms of the 2003 Deferred Compensation Plan of UAP Holding Corp., represents the right to receive one share of common stock from UAP Holding Corp. The value of the deferred shares held by Messrs. Cordell, Wilson, Bullock, Tretter, and Howard on May 31, 2006, based on the value of a share of our common stock on that date, was $3,863,315, $2,430,891, $2,430,891, $1,554,061, and $172,790, respectively.

(4)	Consists of a company contribution to UAP Holding Corp.’s retirement (401(k)) plan of $6,058, a relocation benefit of $8,787, and a special bonus paid in connection with the Acquisition of $712,889. Of the special bonus paid to Mr. Cordell, ConAgra Foods paid Mr. Cordell $389,289 and UAP Holding Corp. paid Mr. Cordell $323,600. UAP Holding Corp. subsequently reimbursed ConAgra Foods for $81,400 of its payment to Mr. Cordell.

(5)	Consists of a company contribution to UAP Holding Corp.’s retirement (401(k)) plan of $5,583, a relocation benefit of $63,947, and a special bonus paid in connection with the Acquisition of $380,000.

(6)	Consists of a company contribution to UAP Holding Corp.’s retirement (401(k)) plan of $6,029 and a special bonus paid in connection with the Acquisition of $5,000.

(7)	Messrs. Tretter and Howard were granted 12,500 and 18,750 shares of restricted stock units respectively under UAP Holding Corp.’s 2004 Long-Term Incentive Plan. These shares vest ratably over four years on the anniversary of the April 8, 2005 grant date.

(8)	Consist of a company contribution to UAP Holding Corp.’s retirement (401(k)) plan of $7,992 and a $198 refund of prior year insurance payment.

(9)	Consists of a company contribution to UAP Holding Corp.’s retirement (401(k)) plan of $6,000, a relocation benefit of $76,291, and a special bonus paid in connection with the Acquisition of $365,000.

(10)	Consists of a company contribution to UAP Holding Corp.’s retirement (401(k)) plan of $4,061 and a relocation benefit of $10,939.

OPTION/SAR GRANTS OR EXERCISES IN LAST FISCAL YEAR

None of the named executive officers were granted or exercised any stock options during fiscal 2006.

EQUITY COMPENSATION PLAN INFORMATION

UAP Holding Corp. currently maintains six equity compensation plans: the 2004 Long-Term Incentive Plan (the “2004 Plan”), the 2003 Stock Option Plan (the “2003 Plan”), the 2004 Non-Executive Director Stock Option Plan (the “Director Option Plan”), the 2003 Deferred Compensation Plan (the “2003 DCP”), the 2004 Deferred Compensation Plan (the “2004 DCP”), and the Director Deferred Compensation Plan (the “Director DCP”). Of these plans, only the 2004 Plan has been approved by UAP Holding Corp.’s stockholders.

Equity Compensation Plans Not Approved by Stockholders. The 2003 Plan, the Director Option Plan, the 2003 DCP, the 2004 DCP, and the Director DCP did not require approval of, and have not been approved by, our stockholders.

2003 Plan. Our board of directors adopted the 2003 Plan in connection with the Acquisition. The 2003 Plan allows our board of directors or its compensation committee to grant non-qualified stock options to our directors, employees, and consultants. The exercise price, term, and other terms and conditions of the options are determined by our board of directors (or compensation committee) at the time of grant of the option. The number and type of securities subject to the option may be adjusted in the event of a stock split or similar event affecting UAP Holding Corp.’s common stock. Options granted under the 2003 Plan may not be assigned or transferred, except for transfers upon the optionee’s death.

Director Option Plan. Our board of directors adopted the Director Option Plan on March 8, 2004. The Director Option Plan allows our board of directors or its compensation committee to grant non-qualified stock options to our non-employee directors. The exercise price, term, and other terms and conditions of the options are determined by our board of directors (or compensation committee) at the time of grant of the option. The number and type of securities subject to the option may be adjusted in the event of a stock split or similar event affecting UAP Holding Corp.’s common stock. Options granted under the Director Option Plan may not be assigned or transferred, except for transfers upon the optionee’s death.

2003 DCP and 2004 DCP. Our board of directors adopted the 2003 DCP in connection with the Acquisition and adopted the 2004 DCP on April 2, 2004, for the benefit of certain of our executives and members of management. The 2003 DCP provides for the crediting of deferred shares for each executive who entered into a retention agreement at the time of the Acquisition. The 2004 DCP provides for the crediting of deferred shares for each member of management who waived the right to receive a cash bonus for the 2004 fiscal year. Each deferred share represents the right to receive one share of common stock on the applicable payment date, subject to adjustment in the event of a stock split or similar event affecting UAP Holding Corp.’s common stock. Deferred shares become payable, upon a termination of the executive’s employment, certain changes in control of UAP Holding Corp., and certain offerings of UAP Holding Corp.’s common stock. The plans prohibit the assignment of the deferred shares, except upon an executive’s death.

Director DCP. Our board of directors adopted the Director DCP on April 29, 2005. The Director DCP allows our non-employee directors to elect to defer payment of all or a portion of their fees and have such amounts credited under the plan in the form of deferred shares. Our board of directors (or its compensation committee) may also grant our non-employee directors deferred shares under the Director DCP. Each deferred share represents the right to receive one share of common stock on the applicable payment date, subject to adjustment in the event of a stock split or similar event affecting UAP Holding Corp.’s common stock. Deferred shares become payable immediately upon a termination of the director’s service.

Shares delivered under the Director DCP in respect of an award of deferred shares are charged against the share limits of our 2004 Plan. The Director DCP prohibits the assignment of the deferred shares, except upon a director’s death.

The following table sets forth, for each of UAP Holding Corp.’s equity compensation plans, the number of shares of common stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of February 26, 2006.

Plan category	Number of Shares to be Issued upon Exercise of Outstanding Options		Weighted-Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (excluding Shares Reflected in the First Column)
Equity compensation plans approved by stockholders	—		$15.76	553,866	(1)(2)
Equity compensation plans not approved by stockholders	2,841,272	(3)	$2.56	689,487	(4)

Total	2,841,272		$8.44	1,243,353

(1)	Subject to the applicable share limits of the 2004 Plan, the shares available for award grant purposes under the 2004 Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, restricted stock, stock bonuses, and other forms of awards granted or denominated in UAP Holding Corp.’s common stock or units representing common stock.

(2)	On March 1 of each year during the term of the 2004 Plan, the total number of shares available for award purposes under the 2004 Plan will increase by the number of shares equal the lesser of (1) 1,172,559 shares, (2) one percent (1%) of the total number of our issued and outstanding shares of common stock as of the close of business on the immediately preceding day, or (3) such lesser number of shares as our Board of Directors may determine with respect to that particular increase. The aggregate number of shares available for issuance under the 2004 Plan increased by 508,144 shares on March 1, 2006. The data presented in this table was calculated as of February 26, 2006, and does not reflect the March 1, 2006, share increase.

(3)	Excludes an aggregate of 1,546,065 deferred shares credited under the 2003 DCP and the 2004 DCP payable on a one-for-one basis in shares of our common stock.

(4)	Of the aggregate number of shares that remained available for future issuance, 354,970 were available under the 2003 Plan, 234,517 were available under the Director Option Plan, and 100,000 were available under the Director DCP.

REPORT OF THE COMPENSATION COMMITTEE**

Our executive compensation program is designed to provide incentives to our executive officers and, thereby, to promote achievement of our business goals and stockholder returns. Executive compensation consists of a combination of base salary, bonuses, and employee benefits.

Compensation Philosophy

The objectives of the executive compensation program are to align compensation with business objectives and individual performance, and to enable us to attract, retain, and motivate executive officers who are expected to contribute to our long-term success. Our executive compensation philosophy is based on the principles of competitive and fair compensation for sustained performance.

Competitive and Fair Compensation

We are committed to providing an executive compensation program that helps attract and retain highly qualified executive officers. To ensure that compensation is competitive, the compensation committee compares our compensation practices with those of other companies in our industry and sets our compensation guidelines based on this review. The compensation committee believes compensation for our executive officers is within the range of compensation paid to executives with comparable qualifications, experience, and responsibilities who are with companies that are in the same or similar business and of comparable size and success as UAP. The compensation committee also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout UAP.

Sustained Performance

Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic business goals are met, including such factors as the introduction of new technology and services for customers, growth through acquisitions, excellent customer satisfaction, efficient utilization of capital, and meeting stated financial objectives. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and UAP’s values are fostered.

Elements of Annual Compensation

Annual compensation for our executive officers generally consists of three elements: base salary, bonuses, and employee benefits.

Base Salary. Base salary levels are assigned to positions based on job responsibilities, the Company’s historical salary levels for that position, and an informal review of salaries paid by similar enterprises for similarly situated employees. In other cases, salaries were determined in negotiations to recruit certain executives for key positions, after consideration of, with no specific weighting, the importance of the position being filled, the experience and background of the candidate, the level of compensation required to induce the executive to leave his current position, and the compensation paid historically to executives recruited for that position.

Annual Bonus. The annual bonus plan for our executives is calculated based on a percentage of our EBITI (earnings before interest, taxes and incentive payments) if certain target thresholds, previously established by our compensation committee, are met. Individual bonus payments under the annual bonus plan are determined annually at the discretion of the compensation committee, based partially on the recommendations of our executives. The bonus of our CEO is determined directly by the compensation committee.

Long-Term Compensation. From time to time, UAP provides long-term incentives to its executives and other key employees through the grant of stock options, stock appreciation rights, restricted stock, stock bonuses, and other forms of awards granted or denominated in UAP’s common stock or units representing common stock pursuant to UAP’s 2004 long term incentive plan, 2003 and 2004 deferred compensation plans, and 2003 stock option plan. These long-term incentives are intended, in general, to help further UAP’s growth and success by permitting UAP’s officers, employees, and consultants to acquire shares of UAP’s common stock, thereby increasing their personal interest in the UAP’s growth and success, to help further link the interests of award recipients with those of UAP’s stockholders generally, and to provide an additional means to help UAP attract and retain, as well as reward, outstanding contributions by the award recipients.

Compensation of Chief Executive Officer

The Compensation Committee believes that Mr. Cordell’s annual compensation has been set at a level competitive with other companies in the industry. In determining Mr. Cordell’s fiscal 2006 compensation, the compensation committee considered Mr. Cordell’s overall compensation package as compared with other chief executive officers in our industry, as well as the effectiveness of Mr. Cordell’s leadership of UAP, and the resulting success of UAP in the attainment of its goals.

Federal Tax Considerations

Section 162(m) of the Internal Revenue Code limits UAP to a deduction for federal income tax purposes of no more than $1 million of compensation paid to our named executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of Section 162(m). The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for compensation plans, arrangements, and binding contracts adopted prior to UAP’s initial public offering.

The compensation committee believes that, at the present time, it is quite unlikely that the compensation paid that may be subject to the deduction limit will exceed $1 million in a taxable year for any such executive. Therefore, the compensation committee has not established as a priority designing executive compensation packages specifically intended to avoid the Section 162(m) limitations. The compensation committee intends to continue to evaluate the effects of the statute, and any applicable Treasury regulations, and to grant compensation awards in the future in a manner consistent with UAP’s best interests.

COMPENSATION COMMITTEE

Joshua J. Harris
Robert Katz
Carl J. Rickertsen

**	The report of the Compensation Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

BENEFICIAL OWNERSHIP OF UAP HOLDING CORP. COMMON STOCK

The following table sets forth information regarding the beneficial ownership of UAP Holding Corp.’s common stock as of May 31, 2006, by (i) each person known to beneficially own more than 5% of the common stock of UAP Holding Corp., (ii) each of UAP Holding Corp.’s named executive officers, (iii) each member of the Board of Directors of UAP Holding Corp., and (iv) all of the executive officers and members of the Board of Directors of UAP Holding Corp. as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In addition, except as indicated by footnote, the shares of common stock beneficially owned by our executive officers, including Mr. Cordell, consist of deferred shares of common stock credited to the deferred compensation accounts of such persons under our 2003 and 2004 deferred compensation plans, and vested options, and vested restricted stock units granted pursuant to our LTIP. The executive officers do not have voting or investment power over these deferred shares, vested options, or restricted stock units.

	Number of Shares of Common Stock	Percentage of Class
Apollo Management V, L.P. (a)	8,468,313	16.6%
FMR Corp. (b)	6,639,615	13.0%
Blum Capital Partners, L.P. (c)	3,580,342	7.0%
Janus Capital Management LLC (d)	2,847,613	5.6%
Neuberger Berman Inc. (e)	2,715,960	5.3%
L. Kenneth Cordell (f)	868,176	1.7%
Bryan S. Wilson (g)	488,652	1.0%
David W. Bullock (h)	488,652	1.0%
David Tretter (i)	275,760	*
Kevin Howard (j)	12,753	*
Joshua J. Harris (k)(n)	58,627	*
Marc E. Becker (k)(m)	58,627	*
Stan Parker (1)(m)	58,627	*
Carl J. Rickertsen (n)	58,627	*
Thomas Miklich (m)	58,627	*
William H. Schumann III (o)	2,500	*
Directors and executive officers as a group(14 persons) (p)	2,468,767	4.8%

*	Less than one percent.

(a)	Consists of 8,468,313 shares of common stock owned of record by Apollo Investment Fund V, L.P. and its related co-investment partnerships (the “Apollo Funds”). The general or managing partner of each of the Apollo Funds is Apollo Advisors V, L.P. (“Apollo Advisors”), an affiliate of Apollo Management V, L.P. (“Apollo Management”). The address of each of the Apollo Funds, Apollo Management, and Apollo Advisors is c/o Apollo Management V, L.P., Two Manhattanville Road, Purchase, New York 10577.

(b)	Based upon filings made by FMR Corp. with the Securities and Exchange Commission on or before May 31, 2006. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(c)	Based upon filings made by Blum Capital Partners, L.P. with the Securities and Exchange Commission on or before May 31, 2006. The address of Blum Capital Partners, L.P. is 909 Montgomery Street, Suite 400, San Francisco, California 94133.

(d)	Based upon filings made by Janus Capital Management LLC with the Securities and Exchange Commission on or before May 31, 2006. The address of Janus Capital Management LLC is 151 Detroit Street, Denver, Colorado 80206.

(e)	Based upon filings made by Neuberger Berman Inc. with the Securities and Exchange Commission on or before May 31, 2006. The address of Neuberger Berman Inc. is 605 Third Avenue, New York, New York 10158.

(f)	Includes (i) 180,276 deferred shares of common stock under the 2003 deferred compensation plan, (ii) 57,325 shares of common stock issuable upon exercise of Tranche A options that vested on November 24, 2004, (iii) 57,325 shares of common stock issuable upon exercise of Tranche A options that vested on November 23, 2005, and (iv) 573,250 shares of common stock issuable upon exercise of Tranche B and Tranche C options that vested upon consummation of our initial public offering of common stock in November 2004 (the “Common Stock Offering”). Does not include 171,975 shares of common stock issuable upon exercise of Tranche A options that remain subject to vesting. Also does not include 9,325 and 2,330 Restricted Stock Units (“RSUs”) granted on April 8, 2006, pursuant to the 2004 Plan that vest ratably over three and four years, respectively.

(g)	Includes (i) 113,434 deferred shares of common stock under the 2003 deferred compensation plan, (ii) 31,268 shares of common stock issuable upon exercise of Tranche A options that vested on November 24, 2004, (iii) 31,268 shares of common stock issuable upon exercise of Tranche A options that vested on November 23, 2005, and (iv) 312,682 shares of common stock issuable upon exercise of Tranche B and Tranche C options that vested upon consummation of the Common Stock Offering. Does not include 93,805 shares of common stock issuable upon exercise of Tranche A options that remain subject to vesting. Also does not include 8,150 and 4,660 RSUs granted on April 8, 2006, pursuant to the 2004 Plan that vest ratably over three and four years, respectively.

(h)	Includes (i) 113,434 deferred shares of common stock under the 2003 deferred compensation plan, (ii) 31,268 shares of common stock issuable upon exercise of Tranche A options that vested on November 24, 2004, (iii) 31,268 shares of common stock issuable upon exercise of Tranche A options that vested on November 23, 2005, and (iv) 312,682 shares of common stock issuable upon exercise of Tranche B and Tranche C options that vested upon consummation of the Common Stock Offering. Does not include 93,805 shares of common stock issuable upon exercise of Tranche A options that remain subject to vesting. Also does not include 5,125 and 9,310 RSUs granted on April 8, 2006, pursuant to the 2004 Plan that vest ratably over three and four years, respectively.

(i)	Includes (i) 72,518 deferred shares of common stock under the 2003 deferred compensation plan, (ii) 14,331 shares of common stock issuable upon exercise of Tranche A options that vested on November 24, 2004, (iii) 2,606 shares of common stock issuable upon exercise of Tranche A options that vested on April 2, 2005, (iv) 14,331 shares of common stock issuable upon exercise of Tranche A options that vested on November 23, 2005, (v) 2,606 shares of common stock issuable upon exercise of Tranche A options that vested on April 2, 2006, and (vi) 169,368 shares of common stock issuable upon exercise of Tranche B and Tranche C options that vested upon consummation of the Common Stock Offering. Does not include 50,810 shares of common stock issuable upon exercise of Tranche A options that remain subject to vesting. Also does not include 9,375 RSUs that remain subject to vesting granted in 2005 pursuant to the 2004 Plan. Also does not include 7,225 and 7,680 RSUs granted on April 8, 2006, pursuant to the 2004 Plan that vest ratably over three and four years, respectively.

(j)	Includes (i) 8,063 deferred shares of common stock under the 2004 deferred compensation plan, (ii) 3,908 shares of common stock issuable upon exercise of Tranche B and Tranche C options that vested upon consummation of the Common Stock Offering, (iii) 391 shares of common stock issuable upon exercise of Tranche A options that vested on April 2, 2005, and (iv) 391 shares of common stock issuable upon exercise of Tranche A options that vested on April 2, 2006. Does not include 1,172 shares of common stock issuable upon exercise of Tranche A options that remain subject to vesting. Also does not include 14,062 RSUs that remain subject to vesting granted in 2005 pursuant to the 2004 Plan. Also does not include 4,900 and 8,140 RSUs granted on April 8, 2006, pursuant to the 2004 Plan that vest ratably over three and four years, respectively.

(k)	Messrs. Harris and Becker are each partners and officers of certain affiliates of Apollo Management. Although each of Messrs. Harris and Becker may be deemed to be the beneficial owner of shares of common stock beneficially owned by Apollo Management, as the case may be, each of them disclaims beneficial ownership of any such shares.

(l)	Mr. Parker is a partner and officer of certain affiliates of Apollo Management, but disclaims beneficial ownership of any of the shares of common stock beneficially owned by Apollo Management, as the case may be.

(m)	Includes shares of common stock that are issuable upon exercise of options under UAP Holding Corp.’s 2004 non-executive director option plan that are immediately exercisable.

(n)	Includes shares of common stock that were issued per exercise of options under UAP Holding Corp.’s 2004 non-executive director option plan.

(o)	Includes 2,500 RSUs granted pursuant to the 2004 Plan which vested immediately.

(p)	Includes (i) 498,724 deferred shares of common stock under the 2003 and 2004 deferred compensation plans, (ii) 175,881 shares of common stock issuable upon exercise of options under the 2004 non-executive director option plan and 117,254 shares of common stock issued under the 2004 non-executive director option plan, (iii) 135,234 shares of common stock issuable upon exercise of Tranche A options that vested on November 24, 2004, (iv) 135,234 shares of common stock issuable upon exercise of Tranche A options that vested on November 23, 2005, (v) 4,300 shares of common stock issuable upon exercise of Tranche A options that vested on April 2, 2005, (vi) 4,300 shares of common stock issuable upon exercise of Tranche A options that vested on April 2, 2006, 2,500 RSUs granted pursuant to the 2004 Plan which vested immediately, and (vii) 1,395,340 shares of common stock issuable upon exercise of Tranche B and Tranche C options that vested upon consummation of the Common Stock Offering. Does not include 418,602 shares of common stock issuable upon exercise of Tranche A options that remain subject to vesting. Also does not include 29,062 RSUs that remain subject to vesting granted in 2005 pursuant to the 2004 Plan. Also does not include 38,700 and 42,410 RSUs granted on April 8, 2006, pursuant to the 2004 Plan that vest ratably over three and four years, respectively.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and holders of more than 10% of the Company’s common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our securities. The Company believes that, during fiscal 2006, its directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements. In making this statement, the Company has relied upon examination of the copies of Forms 3, 4, and 5, and amendments thereto, provided to the Company and the written representations of its directors, executive officers, and 10% stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our compensation committee is or was an officer or employee of our company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our compensation committee or as a member of our board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Incentive Agreement. In connection with the Common Stock Offering, UAP Holding Corp., its equity sponsor, and certain management security holders entered into a management incentive agreement. That agreement includes “piggyback” registration rights. In connection with the Common Stock Offering, each management security holder had the right to sell an aggregate number of shares of common stock with a value (based on the price per share paid to UAP Holding Corp.’s equity sponsor for shares of common stock sold to the underwriters, after giving effect to underwriting discounts and commissions) equal to 15% of the sum of:

•	the excess of the value of the common stock underlying such holder’s vested Tranche B options and Tranche C options granted under the 2003 Plan (assuming that such holder’s Tranche B options and Tranche C options are fully vested and based on the price per share paid to UAP Holding Corp.’s equity sponsor for shares of common stock sold to the underwriters, after giving effect to underwriting discounts and commissions) over the exercise price of such options; and

•	the value of the common stock in which such holder’s deferred compensation account under our deferred compensation plans is deemed to be invested (based on the price per share paid to UAP Holding Corp.’s equity sponsor for shares of common stock sold to the underwriters, after giving effect to underwriting discounts and commissions).

The management incentive agreement prohibits the management security holders from offering to sell, contracting to sell, or otherwise selling, disposing of, loaning, using as collateral, or otherwise pledging, transferring, or granting any interest in or rights with respect to any shares of common stock acquired on the exercise of options granted under the 2003 option plan or the distribution of deferred shares under the 2003 DCP and 2004 DCP, except in connection with the exercise of “piggyback” registration rights and subject to the following additional exceptions:

•	Except as otherwise described below, on and after March 1, June 1, September 1 and December 1 of each year, commencing on December 1, 2006 (each such date, a “release date”), each management security holder shall have the right to sell an aggregate number of shares of common stock with a value (based on the price per share paid to UAP Holding Corp.’s equity sponsor for shares of common stock sold to the underwriters, after giving effect to underwriting discounts and commissions) equal to 6.25% (calculated as of the date of the Common Stock Offering) of the sum of:

•	the excess of the value of the common stock underlying such holder’s options granted under the 2003 Plan and held by such holder on the date of consummation of the Common Stock Offering (whether or not such options are then vested and based on the price per share paid to UAP Holding Corp.’s equity sponsor for shares of common stock sold to the underwriters, after giving effect to underwriting discounts and commissions) over the exercise price of such options; and

•	the value of the common stock in which such holder’s deferred compensation accounts under our deferred compensation plans is deemed to be invested on the date of the consummation of the Common Stock Offering (based on the price per share paid to UAP Holding Corp.’s equity sponsor for shares of common stock sold to the underwriters, after giving effect to underwriting discounts and commissions and calculated before giving effect to the distribution of any deferred shares the holder is permitted to sell in connection with the Common Stock Offering).

•	Messrs. Cordell and Bullock are subject to a somewhat more stringent lock-up provision, which provides for an initial release date of June 1, 2007, but allows Messrs. Cordell and Bullock to sell shares of common stock with a value (as described above) equal to 12.5% (as opposed to 6.25%) of the foregoing value on each of the first two release dates.

•	At any time after a release date, in addition to the foregoing, each management security holder will be permitted to sell a number of shares of common stock equal to the number of shares that such management security holder was entitled to, but did not, sell as of such release date.

•	In the event of a management security holder’s death, the beneficiaries of such holder will be permitted to sell all of such holder’s shares of common stock at any time.

•	In the event a (i) management security holder’s employment is terminated for any reason other than “Full Cause” or by the holder with “Good Reason” (as each such term is defined in the management incentive agreement), or (ii) distribution of the common stock in which a holder’s deferred compensation account is deemed to be invested occurs as a result of a successful challenge by the Internal Revenue Service of our existing trust arrangement the holder will be permitted to sell shares of common stock in accordance with the schedule of release dates described above. However, the holder will also be permitted to sell such number of shares of common stock as is necessary for him to generate sufficient proceeds, net of any underwriter’s commissions and discounts, to satisfy any federal and state income tax liabilities incurred with respect to the distribution of deferred shares from our deferred compensation plans or the exercise of UAP stock options in connection with such termination of employment.

•	In the event a management security holder’s employment is terminated for Full Cause or by the holder without Good Reason, the holder will be prohibited from offering to sell, contracting to sell, or otherwise selling, disposing of, loaning, using as collateral, or otherwise pledging, transferring, or granting any interest in or rights with respect to any shares of common stock acquired on the exercise of options granted under the 2003 Plan or the distribution of deferred shares under the 2003 DCP and 2004 DCP (regardless of whether such exercise or such distribution occurs prior to or following such termination of employment) for a period of six years following the date of the termination of employment.

The management incentive agreement also provides that, within two years of the consummation of the Common Stock Offering, UAP Holding Corp. must file or cause to be filed, and use commercially reasonable efforts to cause to become and remain effective for so long as any management security holder beneficially owns securities covered by the management incentive agreement, a registration statement on Form S-8, or other appropriate form with respect to the issuance of shares of common stock in connection with the exercises of options granted under our option plans and deferred compensation plans. On April 13, 2006, UAP Holding Corp. filed a registration statement on Form S-8 in satisfaction of this obligation.

Pursuant to the management incentive agreement, each of the retention agreements entered into in connection with the Acquisition was terminated. Each management security holder that is party to the management incentive agreement has agreed not to:

•	disclose or use at any time, either during the term of his employment or thereafter, any confidential information about the business of UAP Holding Corp. and its subsidiaries of which he is or becomes aware, except to the extent that such disclosure or use is directly related to and required by his performance in good faith of duties assigned to him by UAP Holding Corp. and its affiliates or required pursuant to an order of a court of competent jurisdiction;

•	during the period commencing on the date of the management incentive agreement and ending on the first anniversary of the date of termination of employment, induce or attempt to induce any employee of UAP Holding Corp. and its subsidiaries to leave the employ of UAP Holding Corp. and its subsidiaries or in any way interfere with the relationship between UAP Holding Corp. and its subsidiaries, on the one hand, and any employee thereof, on the other hand;

•	during the period commencing on the date of the management incentive agreement and ending on the first anniversary of the date of termination of employment, hire any person who was an employee of UAP Holding Corp. and its subsidiaries until six months after such individual’s employment relationship with UAP Holding Corp. and its subsidiaries has been terminated;

•	during the period commencing on the date of the management incentive agreement and ending on the first anniversary of the date of termination of employment, induce or attempt to induce any customer, supplier, licensee, or other business relation of UAP Holding Corp. and its subsidiaries to cease doing business with UAP Holding Corp. and its subsidiaries, or in any way interfere with the relationship between any such customer, supplier, licensee, or business relation, on the one hand, and UAP Holding Corp. and its subsidiaries, on the other hand; or

•	during the period commencing on the date of the management incentive agreement and ending on the first anniversary of the date of termination of employment, directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in or represent any business competing with the businesses or the products of UAP Holding Corp. and its subsidiaries as such businesses and/or products exist or are in the process of being formed or acquired as of the date of the termination of employment, within the United States, Canada, and any other country in which any product, process, good, or service has been manufactured, provided, sold, or offered or promoted for sale by UAP Holding Corp. and its subsidiaries on or prior to the date that he ceases to be employed by UAP Holding Corp. and its subsidiaries.

March 2006 Secondary Offering. On March 6, 2006, we entered into an Underwriting Agreement with the selling stockholders listed therein (the “Selling Stockholders”) and Goldman, Sachs & Co. relating to the sale of 9,322,844 shares of the Company’s common stock by the Selling Stockholders (the “March 2006 Secondary Offering”). The sale of the shares by the Selling Stockholders was registered pursuant to an effective registration statement on Form S-3, as amended (File No. 333-131080), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Company did not receive any proceeds from the offering. The Selling Stockholders were certain funds affiliated with Apollo Management V, L.P., and current and former employees of the Company. Pursuant to the registration rights agreement entered into with Apollo in November 2003 and the underwriting agreement, the Company agreed to pay expenses of the Selling Stockholders in the offering, which totaled approximately $545,000, excluding underwriting discounts and commissions that were paid by the Selling Stockholders, and including legal, accounting, and printing costs and various other fees associated with registering the shares.

PERFORMANCE GRAPH

The chart below compares the fifteen-month cumulative total return, assuming the reinvestment of dividends, on UAP Holding Corp. common stock with that of Nasdaq Composite Index and a group of our peers. This graph assumes $100.00 was invested on November 23, 2004, in each of UAP Holding Corp. common stock, the NASDAQ Composite Index, and our peer group. We believe our peer group to be representative due to the fact that they are all distribution companies, though they are not distributors of agricultural chemicals, and they have been used by analysts covering the performance of our stock as the group of companies most comparable to our business. The companies consist of Airgas Inc. “ARG”), Genuine Parts Co. (“GPC”), Hughes Supply, Inc. (“HUG”), Tractor Supply Company (“TSCO”), W.W. Grainger, Inc. (“GWW”), Watsco, Incorporated (“WSO”), and WESCO International, Inc. (“WCC”).

UAP Holding Corp. management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

COMPARISON OF 15 MONTH CUMULATIVE TOTAL RETURN*

AMONG UAP HOLDING CORP., THE NASDAQ STOCK MARKET (U.S.) INDEX,

AND A PEER GROUP

*	$100 invested on 11/23/04 in stock or on 10/31/04 in index-including reinvestment of dividends.

Indexes calculated on month-end basis.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Relationship with Our Independent Auditors

The audit committee has selected Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending February 25, 2007, subject to the ratification of such appointment by the stockholders. Deloitte & Touche LLP are knowledgeable regarding the Company and its financial statements. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our annual financial statements for the years ended February 26, 2006, and February 27, 2005, and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	(dollars in thousands)
	February 26, 2006	February 27, 2005
Audit Fees (1)	$1,045	$490
Audit Related Fees (2)	56	1,376
Tax Fees (3)	325	400
All Other Fees (4)	—	3

Total	$1,426	$2,269

(1)	Audit Fees consist of professional services rendered in connection with the audits of our and UAP Holding Corp.’s financial statements and the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during fiscal years 2006 and 2005. It also includes fees in connection with the audit of the effectiveness of our internal control over financial reporting for the fiscal year ended February 26, 2006.

(2)	Audit-Related Fees consist of services related to (a) review of registration statements filed in connection with the Common Stock Offering and related comfort letter and registered exchange offers for the 8 1/4% Senior Notes due 2011 issued By United Agri Products, Inc. (the “8 1/4% Notes”) and the 10 3/4% Senior Discount Notes due 2012 issued by us (the “10 3/4% Notes”) for fiscal year 2005 and (b) review of registration statement filed in connection with the registered exchange offers of the 8 1/4% Notes and the 10 3/4% Notes and in connection with the March 2006 Secondary Offering and related comfort letter.

(3)	Tax Fees consist of tax compliance and consulting.

(4)	All Other Fees consist of expatriate services relating to several international employees

The audit committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of Deloitte & Touche LLP.

Pre-Approval Policies and Procedures

The audit committee pre-approved all audit and permissible audit-related services provided by the independent auditors. The audit committee will consider annually for pre-approval a list of specific services and categories of services, including audit and audit-related services, for the upcoming or current fiscal year. All non-audit services are approved by the audit committee in advance on a case-by-case basis. Any service that is not included in the approved list of services or that does not fit within the definition of a pre-approved service is required to be presented separately to the audit committee for consideration at its next regular meeting or, if earlier consideration is required, by other means of communication.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

UAP HOLDING CORP.

7251 W. 4th Street

Greeley, CO 80634

ANNUAL MEETING OF STOCKHOLDERS – July 11, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Stockholder of UAP Holding Corp. (the “Company”) hereby appoints L. Kenneth Cordell and David W. Bullock and each of them, as true and lawful proxies with full power of substitution for the undersigned and in the undersigned’s name, place and stead, to represent and vote, as designated below, all of the stock of the Company held of record by the undersigned on June 6, 2006, at the Annual Meeting of Stockholders to be held via the Internet at www.uap.com , at 2:00 p.m. on July 11, 2006, or any adjournment or postponement thereof, upon all matters that may properly come before the meeting, including all matters described in the Company’s Notice of Annual Meeting of Stockholders and Proxy Statement dated June 9, 2006, subject to any directions noted on the reverse side of this card. If any nominee for director should be unavailable for election as a result of an unexpected occurrence, the foregoing proxyholders will vote for election of a substitute nominee proposed by management.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR Proposals 1 and 2. Should any other matter requiring a vote of the stockholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company. The tabulator cannot vote your shares unless you sign and return this card.

(IMPORTANT: Please sign and date on reverse)

UAP HOLDING CORP.

PLEASE MARK THE APPROPRIATE BOX USING DARK INK ONLY.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

1.	Election of Directors:

Stan Parker:	For ☐	Withheld ☐
William H. SchumannIII:	For ☐	Withheld ☐

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

2.	Ratification of the Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the Company: For ☐ Against ☐ Abstain ☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders.

Date:

Signature(s)

Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign the full corporate name by duly authorized officer and affix corporate seal. A partnership should sign the full partnership name by a duly authorized person. When signing as an attorney, executor, administrator, or guardian, please give full title as such.

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY

USING THE ENCLOSED ENVELOPE.